MSC#10850


JOINT DEVELOPMENT AND CROSS LICENSE AGREEMENT


This Agreement is entered into by and between the Application Specific Product Group of Texas Instruments Incorporated with its offices at 8505 Forest Lane, Dallas, Texas 75243 ("TI"), and IAT AG with its offices at eschaeftshaus Wasserschloss Aarestrasse 17, 5300 Vogelsan-Turgi, Switzerland ("IAT")


1.   LICENSED PRODUCTS

     TI shall develop or acquire and deliver to IAT the software and hardware products and related documentation as detailed in Appendix A (collectively referred to as "TI Products") and IAT shall develop or acquire and deliver to TI the software products and related documentation detailed in Appendix A (collectively referred to as "IAT Products").

2.   TITLE

     TI represents that it has the rights to grant the license to the TI Products and IAT represents that it has the rights to grant the license to the IAT Products. Nothing contained in this Agreement shall be construed as transferring any right, title, or interest in the TI Product or the IAT Products (collectively referred to as the "Licensed Products") by one party to the other, except as expressly set forth herein.

3.   LICENSE GRANTS

3.1 Subject to IAT completing its obligations and granting of licenses to TI as elsewhere provided herein, TI grants to IAT a worldwide non-transferable, non-assignable, non-exclusive license under TI's copyrights and associated trade secrets solely to use, modify, compile, or otherwise develop as applicable software programs which may be original or derivative with respect to the counterpart TI Products, and to make, have made, use, and sublicense use of object code versions of such software programs solely for operation on TI DSP's. TI DSP's are defined to be any TMS320CXX Microprocessor manufactured by Texas Instruments. Except with respect to the DataBeam software, which shall be royalty bearing as provided in Section 4 herein, all licenses hereunder shall be fully paid. All the terms and conditions of this license shall be applicable to any modifications of the Licensed Products made pursuant to this Agreement.

3.2 IAT undertakes to reproduce on all original or derivative software programs of the TI Products, all copyright notices exactly as and where they appear on the TI Products, or as closely as possible where a change in media precludes exact reproduction. TI undertakes to reproduce on all original or derivative software programs using the IAT products, all copyright notices exactly as and whre they appear on the IAT products, or as closely as possible where a change in media precludes exact reproduction.




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                                                                       MSC#10850


3.3 IAT and TI shall maintain as confidential any source code of the other party's Products and derivative software based on the other party's Products and shall not disclose or otherwise make available such source code without entering into a source code license with at as leas as stringent terms as TI's current standard source code license agreement in effect at the time of disclosure; a copy of which is attached hereto as Appendix B and incorporated herein by this reference. TI shall notify IAT in the event that TI makes changes to such standard source code license agreement.

3.4 IAT and TI shall ensure that all end users are restricted by written agreement from copying, distributing, translating, adapting, arranging or otherwise altering any object code versions of the TI and IAT Products, or reverse compiling such object code except as allowed by local legislation implementing Article 6 of the EC Software Directive and only to the extent necessary to achieve interoperability of an independently created program with other programs. Such end users shall be specifically prohibited from copying, adapting or reverse compiling such object code for the purpose of error correction.

3.5 IAT may sublicense original and derivative versions of the TI products in source code form to third parties provided that IAT enters into a source code sublicense agreement with terms no less stringent than TI's Standard Source Code License agreement applicable to the products licensed by TI hereunder. This applies to all third parties except for those that are involved with the manufacture, sale or licensing of semiconductor products or development of software which operates on digital signal processors other than those manufactured by TI, in which case TI has the right to withhold approval of such license issuance by IAT

3.6 Subject to the provisions of Section 4 herein, with the exception of the ISDN library software, IAT grants to TI a worldwide transferable, non-assignable, non-exclusive fully paid up license to use, modify, compile or otherwise develop as applicable software programs which may be original or derivative with respect to the IAT Products, to incorporate source code versions of such software programs in its DSP Software Library, and to make, have made, use, sell and otherwise dispose of products incorporating object code versions of such software programs. All the terms and conditions of this license shall be applicable to any modifications of the IAT Products made pursuant to this Agreement. In the case of the ISDN library, the above license rights apply to object code only.

3.7 TI may sublicense third parties to use, modify, compile or otherwise develop as applicable software programs which may be original or derivative with respect to the IAT Products, and to make, have made, use, sell and otherwise dispose of products incorporating object code versions of such software programs, under the TI then current standard software license agreement.

3.8 All licenses to TI hereunder shall include the right to sublicense any affiliate or subsidiary of TI. All licenses to IAT hereunder shall include the right to sublicense any affiliate or subsidiary of IAT.


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                                                                       MSC#10850



4.   CONSIDERATION

4.1 Notwithstanding the provisions of 4.3, 4.4, 4. and except as provided in
Section 4.2, TI and IAT understand and agree that the cross licenses granted herein represent full and fair consideration one for the other, and that no license fees or royalty payments shall be payable by either party to the other in respect thereof.

4.2 With respect to the T.123 DataBeam license, IAT understands that TI will negotiate this license on behalf of IAT and will extend a most favored nations license back to IAT as a result of the final license agreement negotiated.

4.3 In the event that TI licenses third parties the use of H.320 libraries as ported by IAT hereunder for purposes other than evaluation, TI shall remit to IAT the greater amount of a)50% of the license fee collected by TI for such library or b)$20,000 US. However, no such obligation will be required of TI when supplying customers who have existing licenses of the IAT Products prior to the execution of this agreement.

4.4 In the event that TI licenses third parties the use of the reference design as productized by IAT hereunder for purposes other than evaluation, TI shall remit to IAT the greater amount of a) 35% of the license fee collected by TI for such library or b)$7,000 US.

4.5 In the event that TI sells an evaluators kit defined as the bundled hardware and software as ported and productized by IAT hereunder and separately charges such third party a fee for use of such kit, TI shall remit to IAT 10% of the kit fee collected by TI for such kit. IAT recognizes that for its own business reasons, TI may choose to sell such kit without fee or without separately identifying fees and agrees that in such event no fees are due IAT.

4.6 In consideration of the above, IAT agrees that no fees will be due on revenues received by TI as a result of the licensing arrangements in 4.3, 4.4 and 4.5 until IAT has completed and TI approves the productization activities specified in the statement of work, after which all accrued amounts will be paid in full.

Furthermore IAT agrees to provide dedicated engineering support services to TI in a timely manner to support its licensees. TI agrees to provide timely engineering support services to IAT on an as needed basis.

5.   TERMS AND TERMINATION

5.1 This Agreement shall be for three (3) years beginning April 1, 1996 unless terminated sooner as provided for herein. This Agreement may be extended for additional one (1) year periods thereafter by mutual written agreement of the parties.



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                                                                       MSC#10850


5.2 Except as provided in 5.3 below, the licenses herein granted and obligations of confidentiality shall survive any expiration or sooner termination of this Agreement. Either party may terminate this Agreement at any time upon written notice to the other in the event that:

A. The other party is in material or persistent breach of any term of this Agreement and such breach is not corrected within sixty (60) days from written notice thereof; or

B.   The other party shall be or become insolvent; or

C. The other party admits in writing its inability to pay its debts as they mature; or

D. The other party shall make an assignment (other than working capital financing) for the benefit of creditors; or

E. There are instituted by or against the other party judicial or administrative proceedings in bankruptcy or under any insolvency law or for reorganization, receivership or dissolution; or

F. The other party shall have a substantial change in ownership such as to create a material conflict of interest.

6.   AVAILABILITY

Although the goal of this joint development is to complete the software integration with the WonderBoard as defined by Appendix A and by the schedule of events defined in the statement of work, the parties agree that a minimum set of functionality must be achieved before the product can be sampled to customers. These requirements are defined in Appendix C - Minimum Sampling Requirements. If this functionality is not achieved by 10/1/96, then the minimum dollar amounts payable to IAT and defined in sections 4.3 and 4.4 ($20,000 for the H.320 library, $7,000 for the reference design) will be reduced by $4000 and $1400 respectively each per month until such sampling can commence. Any delays caused by late delivery or non functional TI deliverables will be comprehended in a day for day adjustment to the 10/1/96 date.

7.   WARRANTY AND WARRANTY DISCLAIMERS

7.1 Nothing contained herein shall constitute a warranty or representation by TI to maintain production of the hardware with which the TI Products are to be used.

7.2 The Licensed Products are supplied 'As Is'. Neither party warrants that the functions contained in the Licensed Products will be free from error or will meet the other party's specific requirements, or that of any sublicensees or end users. Neither party shall have any responsibility or liability for errors or product malfunction resulting from the other party's use or modification of the Licensed Products or the use or modifications of the Licensed Products by other parties. Each party assumes complete responsibility for its decisions made or actions taken, based on information


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                                                                       MSC#10850


obtained using the Licensed Products. Any statements made by one party to the other concerning the utility of the Licensed Products are not to be construed as express or implied warranties.

7.3 Each party warrants that with respect to third party software which it delivers to the other hereunder, it will first secure sufficient rights from any applicable copyright owners.

7.4 THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.   PATENT INFRINGEMENT DISCLAIMER

8.1 Nothing contained in this Agreement shall be construed as a warranty or representation that any use of the Licensed Products will be free from infringement of third party patent rights or, an agreement to bring or prosecute actions or suits against third parties for infringement of any of the rights licensed herein, or conferring any rights to bring or prosecute actions or suits against third parties for infringement.

9.   UPDATES AND NEW RELEASES

9.1 The licenses granted pursuant to this Agreement shall be deemed to include and extend to any updates or new releases to the Licensed Products which either party may choose in its sole discretion to supply to the other from time to time.

10.  LIMITATION OF LIABILITIES

NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHETHER SUCH DAMAGES ARE ALLEGED AS A RESULT OF TORTIOUS CONDUCT OR BREACH OF CONTRACT OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH EXCLUDED DAMAGES SHALL INCLUDE BUT SHALL NOT BE LIMITED TO COST OF REMOVAL AND REINSTALLATION OF GOODS, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS OR OTHER ECONOMIC LOSS.

11.  FORCE MAJEURE

Neither party shall be liable, wholly or in part, for non-performance or a delay in performance of its obligations under this Agreement, if due to contingencies or causes beyond the reasonable control of the party, including but not limited to: flood, wind, hurricane, tornado, earth quake, explosion, or other similar catastrophe; hostilities, restraint of rulers or people, civil commotion, act of terrorism, strike, labor dispute, blockade or embargo; lack or failure of transportation, shortage of suitable parts, fuel materials, or labor; or any act of nature, fires, accident, epidemic or quarantine restrictions.


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                                                                       MSC#10850


12.  ASSIGNMENT

This Agreement may not be transferred or assigned in any form by either party without the prior written consent of the other party, executed by a duly authorized representative. Any unauthorized transfer or assignment shall be void.

13.  APPLICABLE LAW AND JURISDICTION

It is expressly agreed that the validity and construction of this Agreement, and performance hereunder, shall be governed by the laws of the State of Texas and that the courts of the United States, to whose jurisdiction the parties hereby submit, shall have exclusive jurisdiction to hear all disputes arising herefrom.

14.  WAIVER

Consent by either party to, or waver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

15.  SEVERABILITY

If any provision, or part of any provision of this Agreement, or the Attachments hereto, is invalidated by operation of law or otherwise, the provision or part will to that extent be deemed omitted and the remainder of this Agreement, or applicable Attachment will remain in full force and effect. Should the case arise, the parties agree that such invalidated provision or part thereof shall be replaced by a similar but legally valid provision which is as close as possible in commercial effect to the invalidated provision or part thereof.

16.  EXPORT CONTROL COMPLIANCE

IAT and TI agrees that it will not knowingly (1) export or reexport, directly or indirectly, any product or technical data (as defined by the U.S. Export Administration Regulations and applicable German and French export regulations) including software received from IAT and TI under this Agreement, (2) disclose such technical data for use in, or (3) export or reexport, directly or indirectly, any direct product of such technical data, including software to, any destination to which such export or reexport is restricted or prohibited by U.S. or applicable non-U.S. law, without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those law. This clause shall survive termination or cancellation of this Agreement.


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                                                                       MSC#10850



17.  PUBLICITY

Neither party shall publicly announce or disclose the existence of this Agreement or its contents without the prior written consent of the other party. This clause shall survive the expiration or termination of this Agreement.

18.  HEADINGS

The headings in this Agreement are for the convenience of the parties only and shall not be considered in the construction or interpretation of this Agreement.

19.  NOTICES

All notices made or required to be given under this Agreement shall be in writing and shall be sent by registered mail to the addresses indicated below with notice of receipt and shall be effective on receipt thereof:

IAT AG:                       Geschaeftshaus Wasserschloss Aarestrasse 17
                              5300 Vogelsang-Turgi
                              Switzerland

TI:                           Rick Rinehart
                              12201 Southwest Freeway, M/S 712
                              Stafford, Texas 77477

                              Manager, Business Services
                              8505 Forest Lane, M/S 8670
                              Dallas, Texas 75243

20.  COMPLETE AGREEMENT

     This Agreement and its Schedules are the complete and exclusive statement of the Agreement between the parties, which supercedes all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement and any of its Schedules. NO addition to or modification of this Agreement shall be binding upon either party unless reduced in writing and duly executed by the parties to this Agreement.

21.  SUMMARY OF SCHEDULES

The following are attached hereto and incorporated by reference herein.



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                                                                       MSC#10850


Appendix A - Statement of Work, Appendix B - TI Software License Agreement, Appendix C - Minimum Sampling Requirements


TEXAS INSTRUMENTS INCORPORATED               IAT AG

By:                                          By:

Name:                                        Name:

Title:                                       Title:

Date:                                        Date:





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                                                                      Appendix A

[APPENDIX A NOT INCLUDED--CONFIDENTIAL TREATMENT APPLIED FOR]










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APPENDIX B

SAMPLE LICENSE AGREEMENT

This Agreement ("Agreement") is entered into by and between the Semiconductor Group of TEXAS INSTRUMENTS INCORPORATED, a Delaware Corporation with its offices at 8390 LBJ Freeway, M/S 3684, Dallas, Texas 75243 ("TI" herein), and ______________ with principal offices at: ___________________ ("LICENSEE"
herein).

1.   PURPOSE AND SCOPE

     For the purpose of assisting LICENSEE in its development of products for use with TI's TMS320 product families, TI agrees to deliver to LICENSEE the software product(s) and related documentation described as Licensed Products in Section 1 of Schedule 1 (collectively referred to as "Licensed Product"). LICENSEE agrees that such Licensed Product shall be used solely in conjunction with systems designed exclusively for one of TI's TMS320 product families, and that such use shall be subject to the terms and conditions of this Agreement.

2.   TITLE

     TI represents that it has the rights to grant the license to the Licensed Product. Nothing contained in this Agreement shall be construed as transferring any right, title, or interest in the Licensed Product to LICENSEE except as expressly set forth herein.

3.   LICENSE AND OBLIGATIONS

3.1 TI grants to LICENSEE, only under TI's copyrights, a non-transferable, non-assignable, non-exclusive license solely to use, modify, compile, or otherwise develop as applicable, a software program (,,Modified Application Program"), which may be original or derivative with respect to the Licensed Product, for use solely in conjunction with systems designed exclusively for one of TI's TMS320, TMS370, or TMS470 product families.

3.1.1 LICENSEE may make one copy of Licensed Product for internal back-up purposes, LICENSEE agrees that as a condition for obtaining its rights hereunder, each copy of the Licensed Product, or any portion thereof or documentation thereof, shall contain a valid copyright notice and any other proprietary notices, including the copyright notices of TI or TI's suppliers, which appear on or in the Licensed Product and documentation delivered to LICENSEE hereunder or as TI may require from time to time, in order to protect TI's copyright and other ownership interests. Presence of a copyright notice does not constitute an acknowledgment of publication. LICENSEE shall reproduce on the copy of the Licensed Product, and on all copies of the Modified Application Program, all copyright notices and any other proprietary notices exactly as and where they appear on the Licensed Product delivered, or as closely as possible where a change in media precludes exact reproduction.



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3.1.2 LICENSEE shall maintain any source code of the Licensed Product as confidential and shall not disclose, distribute, or disseminate any such source code to any third parties.

3.2 LICENSEE is expressly prohibited from reverse compiling, reverse assembling, and reverse engineering any portion of the Licensed Product provided in object format.

3.3 TI grants to LICENSEE under only TI's copyrights a non-transferable, non-assignable, non-exclusive license solely to copy and distribute only object code versions of the Modified Application Program for use solely in conjunction with systems designed exclusively for one of TI's product families and to sublicense third parties under only TI's copyrights to use, copy and distribute the Modified Application Program in object code form only, for use solely in conjunction with systems designed exclusively for one of TI's TMS320 product families. LICENSEE shall ensure that, for sublicensees who are authorized to copy or distribute a signed, written, valid and enforceable sublicense agreement is entered into containing all of the restrictions of the license grant set forth in this Agreement.

3.3.1 LICENSEE shall ensure that all sublicensees must reproduce on every copy made, all copyright notices and any other proprietary notices exactly as and where they appear on the Licensed Product delivered, or as closely as possible where a media change precludes reproduction.

3.3.2 LICENSEE shall ensure that all sublicensees are expressly prohibited from reverse compiling, reverse assembling, and reverse engineering the Licensed Product or the Modified Application Program.

3.3.3 LICENSEE shall ensure that all sublicensees restrict their end users by written agreement from copying, modifying, distributing, reverse engineering and reverse assembling or reverse compiling the Licensed Product or the Modified Application Program, except that end users may make one (1) copy for back-up purposes only.

3.4 LICENSEE shall ensure that all of its end users are restricted by written agreement from copying, modifying, distributing, reverse engineering and reverse assembling or reverse compiling the Licensed Product or the Modified Application Program, except that end users may make one (1) copy for back-up purposes.

3.5 LICENSEE may reproduce all or part of the accompanying documentation (,,End User Documentation" herein) with the Licensed Product for use and distribution with any copies made of the Licensed Product or Modified Application Program, provided TI's copyright notices are included as they appear in the End User Documentation. Confidential TI documentation marked TI PROPRIETARY or similar legend may not be reproduced or distributed.

3.6 LICENSEE agrees that it will not disclose any portion, or all, of the Licensed Product to any employees, with the exception of employees (i) who require access thereto for a purpose


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     authorized by this Agreement and (ii) who have signed an appropriate employee agreement committing them to abide by the obligations and restrictions in this Agreement.

3.7 LICENSEE shall ensure that the same degree of care is used to prevent the unauthorized use, dissemination, or publication of the Licensed Product as LICENSEE uses to protect its own confidential information, but in no event shall the safeguards for protecting such Licensed Product be less than a reasonably prudent business would exercise. Such safeguards, shall include at a minimum, storage of Licensed Product in a secure, locked area when not in use. LICENSEE shall prevent unauthorized use or disclosure of Licensed Product by its employees, including those who have access to the Licensed Product.

3.7.1 LICENSEE's employees who have access to the Licensed Product shall be instructed to copy Licensed Product only as permitted under this Agreement and to disclose Licensed Product only to other employees of LICENSEE that LICENSEE has authorized to have access to the Licensed Product or to appropriate TI employees.

3.7.2 Source code of Licensed Product shall be handled, used, and stored under appropriately controlled passwords solely at the LICENSEE's site listed at the beginning of this Agreement, and only on the following designated CPU:
     Serial Number: _________, Make: ____________, Model: ___________. LICENSEE
     may change this designated CPU by providing written notice to TI at the address below, within thirty (30) days of such change:

                         Texas Instruments Incorporated
                         P.O. Box 1443, M/S 730
                         Houston, TX 77251

3.8 LICENSEE recognizes and agrees that the techniques, algorithms, and processes contained in the Licensed Product which have been developed, acquired, or licensed by TI, or any modification or extraction thereof, constitute trade secrets of TI and/or its suppliers, and will be used by LICENSEE only in accordance with the terms of this Agreement. LICENSEE will take all measures reasonably required to protect the proprietary rights of TI and its suppliers in the Licensed Product and will promptly notify TI of any lost or missing items and take all reasonable steps to recover such items.

3.9 If at any time during the term of this Agreement, LICENSEE decides to develop or market a LICENSEE created product for non-TI target application hardware having capabilities that are similar to those provided by the Licensed Product or target application hardware (a ,,Clone Product"), LICENSEE shall ensure that there is no sharing with the Clone Product development of the Licensed Product.

3.10 ________________, or his successor or designee will be responsible to maintain an updated list of all individual _________, employees or Third Parties having access to TI software source code specified in the above agreement between the parties (when it is signed by both in writing.



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3.11 During the term of this Agreement and for a period of eighteen (18) months thereafter, TI or its authorized representatives, upon advance written notice, shall have access to such portion of LICENSEE's records as is necessary to allow TI to determine whether LICENSEE is substantially in compliance with this Agreement. In no event shall audits be made hereunder more frequently than every six (6) months. Such access shall be (a) during LICENSEE's regular business hours, (b) arranged so that, to the extent possible, LICENSEE's regular business activities are minimally disrupted and (c) under the terms of an appropriate confidentiality agreement executed by the individual(s) conducting such audit. If TI determines, after conducting such audit, that LICENSEE is not substantially in compliance with its obligations to protect TI's proprietary rights, LICENSEE shall pay the costs of such audit, which in no case shall exceed Fifteen Thousand U.S. Dollars (U.S. $ 15,000). Otherwise, TI shall pay the costs of such audit. Such payment will not preclude TI from exercising any right which it may have under this Agreement. LICENSEE shall immediately correct any deficiencies discovered during the course of the audit. Any audit conducted by TI authorized personnel shall provide LICENSEE with at least two (2) days advance notice of any audit requested by TI and shall be held during normal business hours. Furthermore, any audit that may be requested by TI shall be conducted in such a manner so as not to adversely impact normal business operations.

3.12 The obligations of this section 3 shall survive termination or expiration of this Agreement.

4.   LICENSE FEES

4.1 All applicable License fees and/or royalties payable hereunder shall be as indicated in Section 4 of Schedule 1 and shall be exclusive of all governmental taxes, fees or tariffs which shall be paid by LICENSEE.

4.2  The License Fee will include an upfront payment in the amount indicated in
     Section 4 of Schedule 1. The License Fee shall be payable within thirty
     (30) days of delivery of the Licensed Product to LICENSEE.

4.3 Per copy royalty fees apply to items specified in Section 4 of Schedule 1, and to Modified Applications Programs derived from the items specified, and are charged for each copy made and distributed or placed into service, except that no additional royalty will be charged for updates to copies provided to end users for which the appropriate royalty has previously been paid.

4.4 If royalties are payable hereunder, TI shall have the right once each calendar year to inspect the books and records of LICENSEE and any authorized sublicensees of LICENSEE in order to verify the royalty reports provided by LICENSEE to TI. LICENSEE shall make available to TI the books and records of LICENSEE and sublicensees at their respective places of business during regular hours. TI will give reasonable notices of its intent to perform an audit. LICENSEE shall promptly pay any understated sums disclosed by the audit. In the event royalty reports prove to be understated by 10% or more, LICENSEE shall pay all costs of TI


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     conducting the audit. TI shall have the right to conduct a final audit upon expiration or termination of this License.

4.5  All payment notices and checks shall be sent by registered mail to:

                         ASP Controller
                         Texas Instruments Incorporated
                         Semiconductor Group
                         P.O. Box 1443, M/S 710
                         Houston, Texas 77251-1443

4.6 Royalty Payments charged for each copy made of the Licensed Product or the Modified Application Program shall be payable within thirty (30) days of each calendar quarter, detailing the number of copies made by LICENSEE or with LICENSEE's authorization.

4.7 Royalty reports shall be made quarterly within thirty (30) days of each calendar quarter, detailing the number of copies made by LICENSEE, or with LICENSEE's authorization, providing a list of the entities who made copies, and stating the amount of royalties paid. Royalty reports shall be maintained for a period of two (2) years from the date of each report. A final report shall be made on expiration or termination of this License.

4.8 LICENSEE shall ensure that a valid and enforceable sublicense agreement is entered into with all sublicensees containing all of the restrictions of the license grant set forth in this Section.

5.   TERMS AND TERMINATION

5.1 The term of this Agreement shall be for a period of five (5) years, and shall be automatically extended for successive one (1) year periods unless terminated as provided herein.

5.2 TI may, in its sole discretion, terminate this License in the event of breach by LICENSEE, with forty-five (45) days prior written notice from TI, and failure to cure by LICENSEE within that forty-five (45) day period.

5.3 After five (5) years, either party may, in its sole discretion, terminate this License at any time with thirty (30) days prior written notice.

5.4 Upon termination of this License, LICENSEE will return and/or certify destruction of all copies of the Licensed Products in its possession. LICENSEE may keep one copy of the object code of the Licensed Product for archival purposes, LICENSEE may not keep any copies of Licensed Product source code for any purposes, and must return and/or certify destruction of all source code copies of the Licensed Product. Termination shall not affect the royalty obligations of LICENSEE, or any sublicensees, or the rights and obligations of end users.


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6.   WARRANTY

6.1 Nothing contained herein shall constitute a warranty or representation by TI to maintain production of the hardware with which the Licensed Product is to be used.

6.2 The media on which the Licensed Product is supplied shall be warranted against defects in material and workmanship under normal use for a period of (90) days from the date shipped. TI will replace defective media returned to TI within the ninety (90) day warranty period.

6.3 TI does not warrant that the functions contained in the Licensed Product will be free from error or will meet LICENSEE's specific requirements. TI shall have no responsibility or liability for errors or product malfunctions resulting from LICENSEE's use, modification, copying, or distribution of the Licensed Product. LICENSEE assumes complete responsibility for decisions made or actions taken based on information obtained using the Licensed Product. Any statements concerning the utility of the Licensed Products are not to be construed as expressed or implied warranties.

6.4 THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.   LIMITATION OF DAMAGES

     IN NO EVENT WILL TI BE LIABLE FOR SPECIAL, COLLATERAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR USE OF THE LICENSED PRODUCTS. THESE EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COST OF REMOVAL OR REINSTALLATION, OUTSIDE COMPUTER TIME, LABOR COSTS, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF SAVINGS, OR LOSS OF USE OR INTERRUPTION OF BUSINESS. THE SOLE AND EXCLUSIVE LIABILITY OF TI, REGARDLESS OF THE FORM OF ACTION, WILL NOT EXCEED THE PAYMENTS MADE FOR THIS LICENSE BY LICENSEE UNDER THIS AGREEMENT.

8.   UPDATES AND REVISIONS

8.1 This Agreement shall be deemed to include and extend to any updates to the Licensed Products which TI may choose as its sole option to supply from time to time for a fee to be negotiated.


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




8.2 Any updates and revisions shall be sent by mail to the address listed below or to such addresses as the parties have specified by written notice:

                                   --------------------
                                   --------------------
                                   --------------------


9.   EXPORT

     The re-export of United States original software is subject to United States laws under Export Administration Act of 1969 as Amended. Any further sale or distribution of the Licensed Product shall be done in compliance with the United States Department of Commerce Administration Regulations. Compliance with such regulations is the responsibility of LICENSEE and not the responsibility of TI.

10.  CONSTRUCTION

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS FOR CONTRACTS MADE TO BE PERFORMED IN THE STATE OF TEXAS.

11.  INTEGRATION

     This Agreement shall constitute the entire agreement between the parties, and shall supersede all previous agreements, whether oral or written, concerning Licensed Products. Any amendments to this Agreement shall be in writing and executed by authorized representatives of both parties.

12.  NO PUBLICITY

     Neither party will publicly announce this Agreement or release any information pertaining hereto publicly, without the prior written consent of the other party.




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



IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned who are respectively duly authorized representatives of TI and LICENSEE, and shall become effective on the date of the last signature below.

Texas Instruments Incorporated      _________________
8390 LBJ Freeway, M/S 3684          _________________
Dallas, Texas 75243                 _________________


By:                                 By:


Title:                              Title:

Date:                                       Date:






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



Schedule 1






1.    LICENSED PRODUCT


       Software Part Numbers                Description
       ---------------------                -----------


       TMDC8XH.___                          C80 H.320 Source
       TMDC8XH.___                          C80 H.324 Source


2.    TARGET APPLICATIONS

      The Licensed Product shall be used exclusively in conjunction with the following Target Application Hardware:

      TI's TMS320 product families and either: (a) TI's 74ACT8990 Test Bus Controller or (b) TI's XDS-510 Controller.

3.    HOST SYSTEM (If applicable): N/A

4.    LICENSE FEES

      A.    Upfront  License Fees payable in U.S. Dollars.

            License Fee Amount: _____ (U.S. Dollars)

      B.    Royalty Fees per copy: Not applicable

            This royalty schedule is effective for the term of this Agreement.





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


Appendix C

DEFINITION OF "WONDERBOARD MINIMUM SAMPLING REQUIREMENTS".

1.    Physical Requirements

      Application:               IAT's "Sample Application" for Windows 95
                                 Video Conferencing Application

      Host Software:             DirectDraw API
                                 H.320 API
                                 CAPI (D-Channel Protocol)
                                 Internode Message Manager (DLL, VXD)

      C80 Software:              Internode Message Manager
                                 H.320 Library
                                 ISDN Library (with D-Channel Protocol Stack and
                                 Timers)

      C80 Driver:                D-channel Network Driver
                                 B-channel Network Driver
                                 Video Display Driver
                                 Video Capture Driver
                                 Audio (Full-Duplex) Driver

      Hardware:                  "Wonderboard" Reference Board
                                 NTSC/PAL Camera
                                 DirectDraw Client Graphics Card
                                 Microphone and Speakers

      Documentation:             "Tiny VC App" User's Guide (or README file)

2.    Functional Requirements

      VC Standard:               H.320 w/H.261 & G.728

      ISDN Standard:             Euro
                                 NTT
                                 US National (NI1)

      Bit-rate:                  128 Kbit/s (2B) via on-board ISDN connection

      Reliability:               Once connected, systems must remain stable for
                                 at least 30 minutes

      Quality: Video and audio quality should be as good or better than current TI/IAT H.320 A2 system.


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